UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2008

HARLEYSVILLE NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15237	23-2210237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

483 Main Street, Harleysville, PA	19438
(Address of principal executive offices)	(Zip Code)

215-256-8851

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 1.01 Entry into a Material Definitive Agreement.

On May 20, 2008, Harleysville National Corporation (“HNC”) reached a definitive agreement to acquire Willow Financial Bancorp, Inc. and its wholly owned subsidiary, Willow Financial Bank, a $1.6 billion bank with 29 banking offices in Southeastern Pennsylvania. Headquartered in King of Prussia, PA, Willow Financial Bank branch offices are located in Philadelphia, Montgomery, Chester, and Bucks Counties.  The total value of the transaction if it closed currently is estimated at $162 million or approximately $10.28 per share of Willow Financial Bancorp stock, although actual value will depend on several factors, including the price of HNC stock. Under terms of the Merger Agreement, each share of Willow Financial Bancorp, Inc. will be exchanged for 0.73 shares of HNC stock.  Following the transaction, current HNC shareholders will own approximately 73% and current Willow Financial Bancorp shareholders 27% of the combined company.  The transaction is subject to regulatory and shareholder approval and is expected to close in the fourth quarter.

Pursuant to the Merger Agreement, Harleysville National Corporation and Willow Financial Bancorp agreed that Donna Coughey, President and Chief Executive Officer of Willow Financial Bancorp, will continue with HNC upon closing of the merger, as an executive vice president.  Also, two current directors of Willow Financial Bancorp will join the HNC board of directors.

A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

The following disclosure is made in accordance with Rule 165 of the Securities and Exchange Commission.

Harleysville National Corporation and Willow Financial Bancorp, Inc. will be filing documents concerning the merger with the Securities and Exchange Commission, including a registration statement on Form S-4 containing a prospectus/proxy statement, which will be distributed to shareholders of Harleysville National Corporation and Willow Financial Bancorp, Inc. Investors are urged to read the registration statement and the proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Harleysville National Corporation and Willow Financial Bancorp, Inc., free of charge on the SEC's Internet site (www.sec.gov), by contacting Harleysville National Corporation, 483 Main Street, Harleysville, PA 19438, (Telephone No. (215) 256-8851), or by contacting Willow Financial Bancorp, Inc. at 170 South Warner Road, Wayne, PA 19087, (Telephone No. 610-995-1700). Directors and executive officers of Harleysville National Corporation and Willow Financial Bancorp, Inc. may be deemed to be participants in the solicitation of proxies from the shareholders of Harleysville National Corporation and

Willow Financial Bancorp, Inc, respectively, in connection with the merger. Information about the directors and executive officers of Willow Financial Bancorp, Inc. and their ownership of Willow Financial Bancorp, Inc. common stock is set forth in Willow Financial Bancorp, Inc.'s proxy statement for its 2007 annual meeting of shareholders and can be obtained from Willow Financial Bancorp, Inc.  Information about the directors and executive officers of Harleysville National Corporation and their ownership of Harleysville National Corporation common stock is set forth in Harleysville National Corporation’s proxy statement for its 2008 annual meeting of shareholders and can be obtained from Harleysville National Corporation.  Additional information regarding the interests of those participants may be obtained by reading the prospectus/proxy statement regarding the proposed merger transaction when it becomes available. INVESTORS SHOULD READ THE PROSPECTUS/PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

Item 7.01 Regulation FD Disclosure.

On May 21, 2008, Harleysville National Corporation issued a press release announcing the signing of a definitive agreement to acquire Willow Financial Bancorp and Willow Financial Bank (as discussed in Item 1.01 hereof). A copy of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial Statements and Exhibits

None.

(b)	Pro Forma Financial Information

None.

(c)	Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger by and between Harleysville National Corporation and Willow Financial Bancorp, Inc. dated as of May 20, 2008 (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Willow Financial Bancorp, Inc. as filed with the Commission on May 21, 2008.)

99.1	Press release dated May 21, 2008.(1)

(1)  Filed with the Registrant’s original Current Report on Form 8-K, filed May 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned, thereunto duly authorized.

HARLEYSVILLE NATIONAL CORPORATION
(Registrant)

Dated: May 22, 2008	/s/ George S. Rapp
George S. Rapp
Executive Vice President, and
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
2.1
Agreement and Plan of Merger by and between Harleysville National Corporation and Willow Financial Bancorp, Inc. dated as of May 20, 2008 (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Willow Financial Bancorp, Inc. as filed with the Commission on May 21, 2008.)

99.1	Press release dated May 21, 2008.(1)

 (1)  Filed with the Registrant’s original Current Report on Form 8-K, filed May 21, 2008